Exhibit 23.03

                                                                     Page 1 of 2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Amendment No. 2 - No. 333-45981) and related Prospectus of United States Filter Corporation for the registration of 5,815,450 shares of its common stock and to the incorporation by reference herein of our report dated January 16, 1998, with respect to the financial statements of The Kinetics Group, Inc. included in the Current Report on Form 8-K/A dated February 6, 1998 of United States Filter Corporation, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Walnut Creek, California
May 11, 1998



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                                                                   Exhibit 23.03

                                                                     Page 2 of 2

                          CONSENT OF ERNST & YOUNG LLP


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-45981) of United States Filter Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 14, 1997, with respect to the combined financial statements of The Water Filtration Business (a wholly owned business of AMETEK, Inc.) included in the Current Report on Form 8-K of United States Filter Corporation dated May 1998, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP
                                          Philadelphia, Pennsylvania
                                          May 6, 1998